UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2020

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

On January 16, 2020, Unum Therapeutics, Inc. (the “Company”) and Seattle Genetics, Inc. (“SGI” and together with the Company, the “Parties”) announced that they have agreed to terminate that certain Collaboration Agreement dated June 7, 2015 (the “Collaboration Agreement”) and have entered into a termination agreement and release (the “Termination Agreement”), effective as of January 16, 2020 (the “Termination Effective Date”), pursuant to which the Parties will cease all research, development, manufacturing and other exploitations of any and all research candidates and development candidates under the Collaboration Agreement, including, without limitation, the development candidate ACTR-BCMA and a research candidate. As the Company previously announced in November 2019, further dose escalation of the ATTCK-17-01 Phase 1 trial of ACTR-BCMA was suspended pending a further review of the program. The decision to enter into the Termination Agreement and discontinue further dose-escalation of ATTCK-17-01 was based on a deprioritization of a target approach relative to the emerging clinical competitive environment in relapsed or refractory multiple myeloma and a desire to allocate the resources of the Parties towards other programs and product candidates. No dose-limiting toxicities following ACTR087 administration were reported and no severe adverse events of cytokine release syndrome or neurologic events have been observed to date.

Pursuant to terms of the Termination Agreement, among other things, (i) SGI will pay the Company $5,750,000 within five business days after Termination Effective Date, (ii) SGI will surrender, assign and transfer to Unum all of SGI’s right, title and interest in the 831,847 shares of the Company’s common stock owned by SGI, (iii) the Company will pay all expenses for the wind-down of the ACTR-BCMA trial and (iv) SGI will pay research and development costs incurred through the Termination Effective Date and all costs incurred by the Company associated with the research candidate program through June 30, 2019. In addition, the exclusivity provisions in the Collaboration Agreement terminate and each party will be free to research, develop and commercialize their individual constructs (the SGI antibody or the ACTR construct, as applicable) either by themselves or with third parties, subject to the intellectual property rights of the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2020	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President